  EXHIBIT 23.1

5400 W Cedar Ave Lakewood, CO 80226 Telephone: 303.953.1454 Fax: 303.945.7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this amendment to Form 8-K of our report dated June 30, 2022, relating to the financial statements of Cygnet Online LLC as of and for the year ended December 31, 2021, to all references to our firm included in this Form 8-K filed with the U.S. Securities and Exchange Commission on June 30, 2022.

/s/ B F Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

June 30, 2022